Exhibit 99.2

FOR IMMEDIATE RELEASE

              China Housing & Land Development Receives Notice of
                Non-Compliance with NASDAQ Marketplace Rule 4350

Xi'an, China - October 30, 2008 - China Housing & Land Development, Inc., (NASDAQ: CHLN) today announced that due to the resignation of Mr. Edward Meng from its Board of Directors on October 10, 2008, China Housing & Land Development no longer complies with Nasdaq's independent director and audit committee composition requirements as set forth in Marketplace Rule 4350.

However, consistent with Marketplace Rules 4350(c)(1) and 4350(d)(4), Nasdaq will provide the Company a cure period in order to regain compliance as follows:

o Until the earlier of the Company's next annual shareholders' meeting or October 10, 2009; or

o If the next annual shareholders' meeting is held before April 8, 2009, then the Company must evidence compliance no later than April 8, 2009.

The Company must submit to Nasdaq documentation, including biographies of any new directors, evidencing compliance with the rules no later than this date. In the event the Company does not regain compliance by this date, Nasdaq rules require Staff to provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Listing Qualifications Panel. The Company must submit to Nasdaq documentation, including biographies of any new directors, evidencing compliance with the rules no later than this date. In the event the Company does not regain compliance by this date, Nasdaq rules require Staff to provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Listing Qualifications Panel.

Mr. Pingji Lu, Chairman and Chief Executive Officer of China Housing & Land Development, said, "We immediately commenced a process to fill the vacant board position upon learning of Edward Meng's resignation from the board and we are actively considering highly qualified candidates to serve as independent director and member of the audit committee. China Housing & Land Development is committed to high levels of corporate governance and will take all necessary actions to comply with the Nasdaq standards without undue delay."



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About China Housing & Land Development, Inc.

Based in Xi'an, the capital city of China's Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first and only Chinese real estate development company traded on NASDAQ.

By leveraging its strong relationships with China's local state authorities, China Housing & Land Development has been able to capitalize on the supply of available land and develop residential and commercial properties, further increase China Housing's brand recognition, and outperform its competitors in medium size residential and commercial real estate developments in greater Xi'an.

Safe Harbor

This news release may contain forward-looking information about China Housing & Land Development, Inc., which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing & Land Development, Inc.'s public filings with the U.S. Securities and Exchange Commission. All information provided in this news release and in any attachments is as of the date of the release, and the Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

                                     # # #

China Housing & Land Development news releases, project information, photographs, and more are available on the internet at www.chldinc.com.

Contacts for investors and media

Jing Lu, Vice President & Board Secretary
+86  29.8258.2632 in Xi'an o jinglu@chldinc.com

William Xin, Chief Financial Officer
+86  150.9175.2090 in Xi'an
+1  917.371.9827 in San Francisco o william.xin@chldinc.com

Tom Myers, Christensen Investor Relations
+86  139.1141.3520 in Beijing o tmyers@christensenir.com

Kathy Li, Christensen Investor Relations
+1  212.618.1978 in New York o kli@christensenir.com